Exhibit 99.1

SWISHER HYGIENE INC. ANNOUNCES FILING OF FORM 10-Q FOR THE THIRD QUARTER ENDED SEPTEMBER 30, 2015

CHARLOTTE, NC – November 9, 2015 – Swisher Hygiene Inc. (the “Company”) (NASDAQ: SWSH) announced today that it has filed its Form 10-Q for the third quarter ended September 30, 2015.

Third Quarter 2015 Highlights and Subsequent Events

●	In August, completed the sale of its Canadian operations for a purchase price of US$2.6 million in cash plus US$0.2 million of liabilities, for total proceeds of US$2.8 million.

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On November 2, completed the sale of the stock of its wholly owned U.S. subsidiary Swisher International, Inc. and other assets relating to the Company’s U.S. operations, which comprised all of its remaining operating interests, to Ecolab Inc. At closing, Ecolab paid the closing purchase price of approximately $40.5 million, less a $2 million holdback to address working capital and other adjustments in accordance with the agreement governing the transaction. The closing purchase price proceeds received by the Company were reduced to pay (i) a $2.0 million fine to the United States of America pursuant to the terms of a previously announced Deferred Prosecution Agreement entered into between the Company and the United States Attorney’s Office for the Western District of North Carolina; (ii) indebtedness of the Company of approximately $5.7 million; (iii) a deposit securing letters of credit of approximately $1.6 million; (iv) certain transaction fees of approximately $1.2 million; and (v) other accrued and post-closing obligations that survived the transaction.

“We are pleased to have completed the sale of our remaining operating businesses to Ecolab on November 2nd,” said William M. Pierce, President and Chief Executive Officer of the Company.  “The Company will now focus on what is in the best interest of shareholders to maximize value with respect to the authorized Plan of Dissolution and on the payment of the ongoing obligations of the Company as more fully discussed in our Form 10-Q filed today.”

Cautionary Statement on Forward-Looking Information

All statements other than statements of historical fact contained in this press release constitute "forward-looking information" or "forward-looking statements" within the meaning of the U.S. federal securities laws and the Securities Act (Ontario) and are based on the expectations, estimates and projections of management as of the date of this press release unless otherwise stated. All statements other than historical facts are, or may be, deemed to be forward looking statements. The words "plans," "expects," "is expected," "scheduled," "estimates," or "believes," or similar words or variations of such words and phrases or statements that certain actions, events or results "may," "could," "would," "might," or "will be taken," "occur," and similar expressions identify forward-looking statements.

Forward-looking statements are necessarily based upon a number of estimates and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies.  All of these assumptions have been derived from information currently available to the Company including information obtained by the Company from third-party sources. These assumptions may prove to be incorrect in whole or in part.  All of the forward-looking statements made in this press release are qualified by the above cautionary statements and those made in the "Risk Factors" section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the Securities and Exchange Commission, available on www.sec.gov, and with Canadian securities regulators available on the Company’s SEDAR profile at www.sedar.com, and the Company’s other filings with the Securities and Exchange Commission and with Canadian securities regulators available on the Company’s SEDAR profile at www.sedar.com. The forward-looking information set forth in this press release is subject to various assumptions, risks, uncertainties and other factors that are difficult to predict and which could cause actual results to differ materially from those expressed or implied in the forward-looking information. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect subsequent events and circumstances, except to the extent required by applicable law.

About Swisher Hygiene Inc.

Swisher Hygiene Inc. is a NASDAQ listed company that closed on the sale of its U.S. operations to Ecolab on November 2, 2015.  For more information, please visit www.swshinvestors.com.

For Further Information, Please Contact:

Swisher Hygiene Inc.

Investor Contact:
Garrett Edson, ICR
Phone: (203) 682-8331